Exhibit 99.1
ENDO REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS

•	Third quarter 2016 reported revenues of $884 million and diluted GAAP loss per share from continuing operations of $0.86

•	Third quarter 2016 adjusted diluted earnings per share (EPS) of $1.01

•	Company Reaffirms Full Year 2016 Revenues and Adjusted Diluted EPS Financial Guidance
DUBLIN, November 8, 2016 -- Endo International plc (NASDAQ: ENDP) (TSX: ENL) today reported third quarter 2016 financial results, including:

•	Revenues of $884 million including the addition of sales from its 2015 acquisition of Par Pharmaceutical, a 19 percent increase compared to third quarter 2015 revenues of $746 million.

•	Reported net loss from continuing operations of $191 million compared to third quarter 2015 reported net loss from continuing operations of $804 million.

•	Reported diluted loss per share from continuing operations of $0.86 compared to third quarter 2015 reported diluted loss per share from continuing operations of $3.84.

•	Adjusted net income from continuing operations of $226 million, a 5 percent increase compared to third quarter 2015 adjusted net income from continuing operations of $214 million.[1]

•	Adjusted diluted EPS from continuing operations of $1.01 compared to third quarter 2015 adjusted diluted EPS from continuing operations of $1.02.[1]
“During the third quarter 2016, Endo further sharpened its focus on operational execution. We have continued to deliver results across all of our businesses that are on-track or ahead of Company expectations for the quarter. Today we are reaffirming our full year 2016 revenue and adjusted diluted EPS financial guidance,” said Paul Campanelli, President and CEO of Endo. “This is an important time for Endo. The leadership team is working closely and collaboratively to build on our strengths and develop a go-forward strategy that best positions the Company to improve the lives of the patients and customers we serve."

FINANCIAL PERFORMANCE
(in thousands, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016	2015		Change	2016	2015		Change
Total Revenues	$884,335	$745,727		19%	$2,768,761	$2,195,021		26%
Reported Income (Loss) from Continuing Operations	$(191,496)	$(803,706)		(76)%	$109,553	$(744,108)		NM
Reported Diluted Weighted Average Shares	222,767	209,274		6%	223,060	188,085		19%
Reported Diluted Income (Loss) per Share from Continuing Operations	$(0.86)	$(3.84)		(78)%	$0.49	$(3.96)		NM
Adjusted Income from Continuing Operations	$225,519	$214,110	[1]	5%	$658,591	$625,805	[1]	5%
Adjusted Diluted Weighted Average Shares	223,139	210,787		6%	223,060	192,144		16%
Adjusted Diluted EPS from Continuing Operations	$1.01	$1.02	[1]	(1)%	$2.95	$3.26	[1]	(10)%
(1) Refer to footnote 12 and 14 in the Reconciliation of GAAP and Non-GAAP Financial Measures tables for three and nine months ended September 30, 2015, respectively, for further discussion.
CONSOLIDATED RESULTS
Total revenues increased by 19 percent to $884 million in third quarter 2016 compared to the same period in 2015, primarily attributable to revenues related to the September 2015 Par acquisition. GAAP net loss from continuing operations in third quarter 2016 decreased to $191 million compared to a GAAP net loss from continuing operations of $804 million during the same period in 2015, primarily attributable to the amount of goodwill and intangible asset impairment charges recorded during the third quarter 2015. GAAP net loss per share from continuing operations for the three months ended September 30, 2016 was $0.86, compared to a GAAP net loss from continuing operations of $3.84 in third quarter 2015.
Adjusted net income from continuing operations for third quarter 2016 increased by 5 percent to $226 million compared to third quarter 2015, driven primarily by the contribution of Par, offset partially by an increase in interest expense. Adjusted net income per share from continuing operations for the three months ended September 30, 2016 decreased 1 percent to $1.01 compared to third quarter 2015.

U.S. BRANDED PHARMACEUTICALS
During third quarter 2016, the U.S. Branded Pharmaceuticals business unit continued to focus on supporting demand growth for XIAFLEX® in both the Dupuytren’s contracture and Peyronie’s disease indications and the BELBUCA™ launch continues to progress.
Third quarter 2016 U.S. Branded Pharmaceuticals results include:

•
Revenues of $280 million, an 8 percent decrease compared to third quarter 2015; this decrease was primarily attributable to a generic entrant for Voltaren® Gel in March 2016 and volume contraction across our established pain products.

•	Net sales of XIAFLEX® increased 19 percent compared to third quarter 2015; this increase reflects high single-digit demand growth for the product and expected inventory build in the quarter.
U.S. GENERIC PHARMACEUTICALS
During third quarter 2016, the U.S. Generic Pharmaceuticals business unit continued to execute on its sales and marketing, research and development (R&D), and manufacturing plans for the year.
Third quarter and recent 2016 U.S. Generic Pharmaceuticals results include:

•	Revenues of $534 million, a 45 percent increase compared to third quarter 2015; this increase was primarily attributable to growth from the addition of sales by Par.

•
Generics Base business revenues declined approximately 20 percent sequentially compared to the second quarter 2016, due to deepening consortium pricing pressures and additional competitive entrants and product discontinuations as well as discrete factors, including destocking and shifts in purchase timing due to market conditions. The sequential decline would have been approximately 15 percent without these discrete factors and this deeper decline may continue into 2017.

•	On November 1, 2016, the Company launched the generic form of SEROQUEL XR®, for which it has first-to-file status and 180 days of marketing exclusivity.
INTERNATIONAL PHARMACEUTICALS
During third quarter 2016, the International Pharmaceuticals business unit continued to focus on expanding adjusted margins for its emerging markets businesses, while in-licensing new products and managing the expected loss of exclusivity for certain products at Paladin.
Third quarter 2016 International Pharmaceuticals results include:

•	Revenues of $71 million, a 3 percent decrease compared to third quarter 2015.

•
Paladin revenues of $28 million, a 10 percent increase compared to third quarter 2015, due primarily to solid performance across the base business, the Canadian launch of Nucynta® and the continuing management of the expected loss of exclusivity for two products.

•
Emerging market revenues from Litha and Somar of $38 million, a 4 percent decrease compared to third quarter 2015, driven primarily by a decrease in Litha revenues as it manages its recent divestiture of non-core assets and integrates its new portfolio of products and pipeline programs acquired from Aspen.

2016 Financial Guidance
For the full twelve months ended December 31, 2016, at current exchange rates, Endo is reaffirming its full year revenue and adjusted diluted EPS financial guidance. The Company estimates:

•	Total revenues to be between $3.87 billion and $4.03 billion;

•	Diluted GAAP EPS from continuing operations is now expected to be between $0.98 and $1.28; and

•	Adjusted diluted EPS from continuing operations to be between $4.50 and $4.80.
The Company’s 2016 financial guidance is based on the following assumptions:

•	Adjusted gross margin of approximately 60 percent;

•	Adjusted operating expenses as a percentage of revenues to be approximately 22.5 percent;

•	Adjusted interest expense of approximately $450 million;

•	Adjusted effective tax rate of approximately zero to 2 percent; and

•	Adjusted diluted EPS from continuing operations assumes full year adjusted diluted shares outstanding of approximately 223 million shares.
Balance Sheet, Liquidity and Other Updates
As of September 30, 2016, the Company had $561.6 million in unrestricted cash; net debt of approximately $7.7 billion and a net debt to adjusted EBITDA ratio of 4.9.
Third quarter 2016 cash used in operating activities was $111.3 million, primarily attributable to the funding of mesh payments, offset partially by improved cash collections.
During third quarter 2016, the Company recorded impairment charges of $93.5 million primarily related to unfavorable formulary changes and market conditions impacting its Sumavel® DosePro® product.

Conference Call Information
Endo will conduct a conference call with financial analysts to discuss this press release today at 8:30 a.m. ET. The dial-in number to access the call is U.S./Canada (866) 497-0462, International (678) 509-7598, and the passcode is 1074797. Please dial in 10 minutes prior to the scheduled start time.
A replay of the call will be available from November 8, 2016 at 11:30 a.m. ET until 11:30 a.m. ET on November 22, 2016 by dialing U.S./Canada (855) 859-2056, International (404) 537-3406, and entering the passcode 1074797.
A simultaneous webcast of the call can be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available until 11:30 a.m. ET on November 22, 2016. The replay can be accessed by clicking on "Upcoming Events" in the Investor Relations section of the Endo website.

The following table presents Endo's unaudited Net Revenues for the three and nine months ended September 30, 2016 and 2015:
Endo International plc
Net Revenues (unaudited)
(in thousands)

	Three Months Ended September 30,		Percent Growth	Nine Months Ended September 30,		Percent Growth
	2016	2015		2016	2015
U.S. Branded Pharmaceuticals:
Pain Management:
LIDODERM®	$19,704	$29,689	(34)%	$66,455	$85,035	(22)%
OPANA® ER	36,834	42,206	(13)%	120,058	132,162	(9)%
PERCOCET®	33,881	31,898	6%	103,182	100,641	3%
Voltaren® Gel	18,993	48,515	(61)%	82,030	144,992	(43)%
	$109,412	$152,308	(28)%	$371,725	$462,830	(20)%
Specialty Pharmaceuticals:
SUPPRELIN® LA	$19,392	$19,095	2%	$57,855	$53,173	9%
XIAFLEX®	47,695	40,000	19%	134,159	107,918	24%
	$67,087	$59,095	14%	$192,014	$161,091	19%
Branded Other Revenues (1)	103,344	93,375	11%	313,259	281,277	11%
Total U.S. Branded Pharmaceuticals (2)	$279,843	$304,778	(8)%	$876,998	$905,198	(3)%
U.S. Generic Pharmaceuticals:
U.S. Generics Base	$263,431	$252,881	4%	$941,955	$711,392	32%
Sterile Injectables	136,966	7,081	1,834%	386,900	7,081	5,364%
New Launches and Alternative Dosages	133,294	107,971	23%	353,584	344,748	3%
Total U.S. Generic Pharmaceuticals	$533,691	$367,933	45%	$1,682,439	$1,063,221	58%
Total International Pharmaceuticals	$70,801	$73,016	(3)%	$209,324	$226,602	(8)%
Total Revenues	$884,335	$745,727	19%	$2,768,761	$2,195,021	26%
__________

(1)
Products included within Branded Other Revenues in the table above include, but are not limited to, TESTOPEL®, Testim®, Fortesta® Gel, including authorized generic, BELBUCATM, Sumavel® DosePro® and Nascobal® Nasal Spray.

(2)
Individual products presented above represent the top two performing products in each product category and/or any product having revenues in excess of $25.0 million during the three months ended September 30, 2016 or September 30, 2015.

The following table presents unaudited consolidated Statement of Operations data for the three and nine months ended September 30, 2016 and 2015 (in thousands, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
TOTAL REVENUES	$884,335	$745,727	$2,768,761	$2,195,021
COSTS AND EXPENSES:
Cost of revenues	557,472	442,459	1,878,395	1,265,583
Selling, general and administrative	186,735	163,221	558,160	529,290
Research and development	44,885	21,327	137,166	58,208
Litigation-related and other contingencies, net	18,256	—	28,715	19,875
Asset impairment charges	93,504	923,607	263,080	1,000,850
Acquisition-related and integration items	19,476	(27,688)	80,201	51,177
OPERATING LOSS FROM CONTINUING OPERATIONS	$(35,993)	$(777,199)	$(176,956)	$(729,962)
INTEREST EXPENSE, NET	112,184	96,446	340,896	250,196
LOSS ON EXTINGUISHMENT OF DEBT	—	40,909	—	41,889
OTHER (INCOME) EXPENSE, NET	(2,866)	50,091	402	62,589
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(145,311)	$(964,645)	$(518,254)	$(1,084,636)
INCOME TAX EXPENSE (BENEFIT)	46,185	(160,939)	(627,807)	(340,528)
(LOSS) INCOME FROM CONTINUING OPERATIONS	$(191,496)	$(803,706)	$109,553	$(744,108)
DISCONTINUED OPERATIONS, NET OF TAX	(27,423)	(246,782)	(118,747)	(632,624)
CONSOLIDATED NET LOSS	$(218,919)	$(1,050,488)	$(9,194)	$(1,376,732)
Less: Net income (loss) attributable to noncontrolling interests	—	(46)	16	(153)
NET LOSS ATTRIBUTABLE TO ENDO INTERNATIONAL PLC	$(218,919)	$(1,050,442)	$(9,210)	$(1,376,579)
NET LOSS PER SHARE ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS—BASIC:
Continuing operations	$(0.86)	$(3.84)	$0.49	$(3.96)
Discontinued operations	(0.12)	(1.18)	(0.53)	(3.36)
Basic	$(0.98)	$(5.02)	$(0.04)	$(7.32)
NET LOSS PER SHARE ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS—DILUTED:
Continuing operations	$(0.86)	$(3.84)	$0.49	$(3.96)
Discontinued operations	(0.12)	(1.18)	(0.53)	(3.36)
Diluted	$(0.98)	$(5.02)	$(0.04)	$(7.32)
WEIGHTED AVERAGE SHARES:
Basic	222,767	209,274	222,579	188,085
Diluted	222,767	209,274	223,060	188,085

The following table presents unaudited condensed consolidated Balance Sheet data at September 30, 2016 and December 31, 2015 (in thousands):

	September 30, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$561,577	$272,348
Restricted cash and cash equivalents	275,745	585,379
Accounts receivable	669,815	1,014,808
Inventories, net	624,302	752,493
Assets held for sale	—	36,522
Other assets	115,997	790,987
Total current assets	$2,247,436	$3,452,537
TOTAL NON-CURRENT ASSETS	15,436,066	15,897,799
TOTAL ASSETS	$17,683,502	$19,350,336
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$2,532,293	$3,116,841
Liabilities held for sale	—	20,215
Other current liabilities	130,009	337,256
Total current liabilities	$2,662,302	$3,474,312
LONG-TERM DEBT, LESS CURRENT PORTION, NET	8,170,618	8,251,657
OTHER LIABILITIES	799,721	1,656,391
STOCKHOLDERS' EQUITY:
Total Endo International plc shareholders’ equity	$6,050,861	$5,968,030
Noncontrolling interests	—	(54)
Total shareholders’ equity	$6,050,861	$5,967,976
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$17,683,502	$19,350,336

The following table presents unaudited condensed consolidated Statement of Cash Flow data for the nine months ended September 30, 2016 and 2015 (in thousands):

	Nine Months Ended September 30,
	2016	2015
OPERATING ACTIVITIES:
Consolidated net loss	$(9,194)	$(1,376,732)
Adjustments to reconcile consolidated net loss to Net cash provided by (used in) operating activities
Depreciation and amortization	716,332	381,952
Asset impairment charges	284,409	1,244,672
Deferred income taxes	(613,318)	(335,171)
Other	200,051	118,684
Changes in assets and liabilities which used cash	(134,903)	(210,837)
Net cash provided by (used in) operating activities	$443,377	$(177,432)
INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(85,509)	(50,944)
Acquisitions, net of cash acquired	(30,394)	(7,514,425)
Proceeds from sale of business, net	4,108	1,588,779
Increase in restricted cash and cash equivalents, net	(588,455)	(533,441)
Decrease in restricted cash and cash equivalents	898,288	549,171
Other	(19,172)	364
Net cash provided by (used in) investing activities	$178,866	$(5,960,496)
FINANCING ACTIVITIES:
(Payments on) proceeds from borrowings, net	(305,634)	4,418,808
Issuance of ordinary shares	—	2,300,000
Other	(28,877)	(148,262)
Net cash (used in) provided by financing activities	$(334,511)	$6,570,546
Effect of foreign exchange rate	$1,497	$(5,260)
NET INCREASE IN CASH AND CASH EQUIVALENTS	$289,229	$427,358
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	272,348	408,753
CASH AND CASH EQUIVALENTS, END OF PERIOD	$561,577	$836,111

The following schedule presents the significant pre-tax cash outlays and cash receipts impacting our Net cash provided by (used in) operating activities for the nine months ended September 30, 2016 and 2015 (in thousands):

	Nine Months Ended September 30,
	2016	2015
Payments for mesh-related product liability and other litigation matters (1)	$931,496	$525,875
Redemption fees paid in connection with debt retirements	—	17,496
Unused commitment fees	—	78,352
Separation and restructuring payments	73,962	59,292
Transaction costs and certain integration charges paid in connection with acquisitions	54,262	151,687
U.S. Federal tax refunds received	(712,303)	(70,300)
Total	$347,417	$762,402

(1)
Cash payments into QSFs result in a cash outflow for investing activities (CFI). Cash releases from QSFs result in a cash inflow for investing activities and a corresponding outflow for cash provided by (used in) operating activities (CFO). The following table reflects the mesh-related payment activities for the nine months ended September 30, 2016 and 2015 by cash flow component:

	Nine Months Ended September 30,
	2016		2015
	Impact on CFO (A)	Impact on CFI	Impact on CFO (A)	Impact on CFI
Cash contributions to Qualified Settlement Funds	$—	$(587,782)	$—	$(526,785)
Cash payments to claimants from Qualified Settlement Funds	(898,288)	898,288	(509,563)	509,563
Cash payments made directly to claimants	(5,561)	—	(16,312)	—
Total	$(903,849)	$310,506	$(525,875)	$(17,222)
(A) These amounts are included in Changes in assets and liabilities which used cash in the table above.

Supplemental Financial Information

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information on the Company's use of such non-GAAP financial measures, refer to Endo’s Current Report on Form 8-K furnished today to the Securities and Exchange Commission, which includes an explanation of the Company's reasons for using non-GAAP measures.
The table below provides reconciliations of our consolidated income (loss) from continuing operations (GAAP) to our adjusted income from continuing operations (non-GAAP) for the three and nine months ended September 30, 2016 and 2015:
ENDO INTERNATIONAL PLC
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
(Loss) Income from continuing operations (GAAP)	$(191,496)	$(803,706)	$109,553	$(744,108)
Non-GAAP adjustments:
Amortization of intangible assets	211,548	121,503	636,061	333,759
Inventory step-up and other cost savings	14,208	42,919	111,787	131,783
Upfront and milestone related payments	1,770	9,261	5,875	14,063
Inventory reserve (decrease) increase from restructuring	(9,041)	—	24,592	—
Royalty obligations	—	—	(7,750)	—
Separation benefits and other restructuring	18,823	22,669	45,820	70,256
Acceleration of Auxilium employee equity awards	—	—	—	37,603
Charges for litigation and other legal matters	18,256	—	28,715	19,875
Asset impairment charges	93,504	923,607	263,080	1,000,850
Acquisition-related and integration costs	7,907	52,585	55,422	134,778
Fair value of contingent consideration	11,569	(80,273)	24,779	(83,601)
Non-cash and penalty interest charges	—	1,924	4,092	6,302
Other	53	87,089	(5,437)	102,664
Tax adjustments	48,418	(163,468)	(637,998)	(398,419)
Adjusted income from continuing operations (non-GAAP)	$225,519	$214,110	$658,591	$625,805
__________
Refer to the following tables for additional information regarding non-GAAP financial measures.

ENDO INTERNATIONAL PLC
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In thousands, except per share data)

Three Months Ended September 30, 2016
	Total revenues	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating loss from continuing operations	Operating margin %	Other non-operating expense, net	Loss from continuing operations before income tax	Income tax expense	Effective tax rate	Loss from continuing operations	Discontinued operations, net of tax	Net loss attributable to Endo International plc (14)	Diluted loss per share (15)
Reported (GAAP)	$884,335	$557,472	$326,863	37%	$362,856	41%	$(35,993)	(4)%	$109,318	$(145,311)	$46,185	(32)%	$(191,496)	$(27,423)	$(218,919)	$(0.86)
Items impacting comparability:
Amortization of intangible assets (1)	—	(211,548)	211,548		—		211,548		—	211,548	—		211,548	—	211,548	0.95
Inventory step-up and other costs savings (2)	—	(14,208)	14,208		—		14,208		—	14,208	—		14,208	—	14,208	0.06
Upfront and milestone-related payments (3)	—	(664)	664		(1,106)		1,770		—	1,770	—		1,770	—	1,770	0.01
Inventory reserve decrease from restructuring (4)	—	9,041	(9,041)		—		(9,041)		—	(9,041)	—		(9,041)	—	(9,041)	(0.04)
Separation benefits and other restructuring (5)	—	(12,989)	12,989		(5,834)		18,823		—	18,823	—		18,823	—	18,823	0.08
Charges for litigation and other legal matters (6)	—	—	—		(18,256)		18,256		—	18,256	—		18,256	—	18,256	0.08
Asset impairment charges (7)	—	—	—		(93,504)		93,504		—	93,504	—		93,504	—	93,504	0.42
Acquisition-related and integration costs (8)	—	—	—		(7,907)		7,907		—	7,907	—		7,907	—	7,907	0.04
Fair value of contingent consideration (9)	—	—	—		(11,569)		11,569		—	11,569	—		11,569	—	11,569	0.05
Other (11)	—	—	—		—		—		(53)	53	—		53	—	53	—
Tax adjustments (12)	—	—	—		—		—		—	—	(48,418)		48,418	—	48,418	0.22
Exclude discontinued operations, net of tax (13)	—	—	—		—		—		—	—	—		—	27,423	27,423	—
After considering items (non-GAAP)	$884,335	$327,104	$557,231	63%	$224,680	25%	$332,551	38%	$109,265	$223,286	$(2,233)	(1)%	$225,519	$—	$225,519	$1.01

Three Months Ended September 30, 2015
	Total revenues	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating loss from continuing operations	Operating margin %	Other non-operating expense, net	Loss from continuing operations before income tax	Income tax benefit	Effective tax rate	Loss from continuing operations	Discontinued operations, net of tax	Net loss attributable to Endo International plc (14)	Diluted loss per share (15)
Reported (GAAP)	$745,727	$442,459	$303,268	41%	$1,080,467	145%	$(777,199)	(104)%	$187,446	$(964,645)	$(160,939)	17%	$(803,706)	$(246,782)	$(1,050,442)	$(3.84)
Items impacting comparability:
Amortization of intangible assets (1)	—	(121,503)	121,503		—		121,503		—	121,503	—		121,503	—	121,503	0.57
Inventory step-up and other costs savings (2)	—	(42,919)	42,919		—		42,919		—	42,919	—		42,919	—	42,919	0.21
Upfront and milestone-related payments (3)	—	(4,639)	4,639		(4,622)		9,261		—	9,261	—		9,261	—	9,261	0.04
Separation benefits and other restructuring (5)	—	(906)	906		(21,763)		22,669		—	22,669	—		22,669	—	22,669	0.11
Asset impairment charges (7)	—	—	—		(923,607)		923,607		—	923,607	—		923,607	—	923,607	4.41
Acquisition-related and integration costs (8)	—	—	—		(52,585)		52,585		—	52,585	—		52,585	—	52,585	0.25
Fair value of contingent consideration (9)	—	—	—		80,273		(80,273)		—	(80,273)	—		(80,273)	—	(80,273)	(0.38)
Non-cash and penalty interest charges (10)	—	—	—		—		—		(1,924)	1,924	—		1,924	—	1,924	0.01
Other (11)	—	—	—		—		—		(87,089)	87,089	—		87,089	—	87,089	0.42
Tax adjustments (12)	—	—	—		—		—		—	—	163,468		(163,468)	—	(163,468)	(0.78)
Exclude discontinued operations, net of tax (13)	—	—	—		—		—		—	—	—		—	247,362	247,362	—
After considering items (non-GAAP)	$745,727	$272,492	$473,235	63%	$158,163	21%	$315,072	42%	$98,433	$216,639	$2,529	1%	$214,110	$580	$214,736	$1.02

Notes to the reconciliation of certain line items included in the GAAP Statements of Operations to the Non-GAAP line items are as follows:

(1)	Adjustments for amortization of commercial intangible assets included the following:

	Three Months Ended September 30,
	2016	2015
Amortization of intangible assets excluding fair value step-up from contingent consideration	$198,117	$113,669
Amortization of intangible assets related to fair value step-up from contingent consideration	13,431	7,834
Total	$211,548	$121,503

(2)	Adjustments for inventory step-up and other cost savings included the following:

	Three Months Ended September 30,
	2016	2015
Fair value step-up of inventory sold	$11,129	$38,461
Excess manufacturing costs that will be eliminated pursuant to integration plans	3,079	4,458
Total	$14,208	$42,919

(3)	Adjustments for upfront and milestone-related payments to partners included the following:

	Three Months Ended September 30,
	2016		2015
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based milestones	$664	$—	$4,639	$—
Development-based milestones	—	1,106	—	4,622
Total	664	1,106	4,639	4,622

(4)
To exclude decreases of excess inventory reserves of $(9.0) million recorded during the three months ended September 30, 2016, primarily related to the 2016 U.S. Generic Pharmaceuticals restructuring initiative. This adjustment resulted from the sell-through of certain inventory previously reserved.

(5)	Adjustments for separation benefits and other restructuring included the following:

	Three Months Ended September 30,
	2016		2015
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Separation benefits	$5,564	$9,234	$906	$21,169
Accelerated depreciation	7,425	(4,968)	—	175
Other	—	1,568	—	419
Total	$12,989	$5,834	$906	$21,763

(6)	To exclude litigation settlement charges.

(7)
To exclude asset impairment charges. During the three months ended September 30, 2016 and 2015, we recorded impairment charges of $93.5 million resulting from a charge of $72.8 million in our U.S. Branded Pharmaceuticals segment relating to our Sumavel® DosePro® product, which resulted from unfavorable formulary changes and a downturn in its performance, and a $16.2 million charge on a definite-lived intangible asset in our International Pharmaceuticals segment relating to a third quarter 2016 decision not to pursue commercialization of a product in certain international markets. During the three months ended September 30, 2015, we recorded impairment charges of $923.6 million resulting from a charge of $680.0 million, representing the difference between the estimated implied fair value of the former UEO reporting unit’s goodwill and its respective net book value, and charges of approximately $242.9 million on certain intangible assets primarily from our U.S. Branded Pharmaceuticals and U.S. Generic Pharmaceuticals segments.

(8)	Adjustments for acquisition and integration items primarily relate to various acquisitions, including Par Pharmaceuticals and Auxilium Pharmaceuticals, and included the following:

	Three Months Ended September 30,
	2016	2015
Integration costs (primarily third-party consulting fees)	$7,125	$6,697
Transaction costs	—	40,877
Transition services	1,259	3,391
Other	(477)	1,620
Total	$7,907	$52,585

(9)	To exclude the impact of the change in fair value of contingent consideration resulting from certain market conditions impacting the commercial potential of the underlying products.

(10)	To exclude penalty interest charges of $1,924.

(11)	Adjustments to other included the following:

	Three Months Ended September 30,
	2016		2015
	Operating expenses	Other non-operating expenses	Operating expenses	Other non-operating expenses
Costs associated with unused financing commitments	$—	$—	$—	$64,281
Foreign currency impact related to the re-measurement of intercompany debt instruments	—	(114)	—	(5,693)
Loss on extinguishment of debt	—	—	—	40,909
Other miscellaneous	—	167	—	(12,408)
Total	$—	$53	$—	$87,089

(12)
Adjusted income taxes are calculated by tax effecting adjusted pre-tax income at the applicable effective tax rate that will be determined by reference to statutory tax rates in the relevant jurisdiction in which the Company operates and includes current and deferred income tax expense commensurate with the non-GAAP measure of profitability.

During the third quarter of 2016, Endo completed a legal entity reorganization of the Generics business. The restructuring resulted in the recording of a deferred tax charge of $395.1 million in accordance with applicable accounting guidance. Within the third quarter, Endo recorded a net discrete tax expense of $42.6 million primarily related to the amortization of the aforementioned deferred charge, which was partially offset by a favorable return to provision adjustment resulting from filing U.S. federal income tax returns. In accordance with our adjusted policy, all but a tax benefit of $4.4 million of the net discrete tax expense has been removed from our adjusted tax expense due to the distortive nature of the deferred charge amortization. The remaining tax benefit of $4.4 million is associated with the filing of the U.S. federal income tax returns.
Refer to footnote 14 in the Reconciliation of GAAP and Non-GAAP Financial Measures tables for nine months ended September 30, 2016 and 2015 for further discussion of the legal entity reorganization discussed above and our change in policy resulting from the SEC's updated guidance on Non-GAAP measures issued in May 2016.

(13)	To exclude the results of the Astora business reported as discontinued operations, net of tax.

(14)	This amount includes non-controlling interest $(46) for the three months ended September 30, 2015.

(15)
Calculated as income (loss) from continuing operations divided by the applicable weighted average share number. The applicable weighted average share number for the three months ended September 30, 2016 is 222,767 and 223,139 for the GAAP and non-GAAP EPS calculations, respectively. The applicable weighted average share number for the three months ended September 30, 2015 is 209,274 for the GAAP EPS calculation and 210,787 for the non-GAAP EPS calculations, respectively.

ENDO INTERNATIONAL PLC
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In thousands, except per share data)

Nine Months Ended September 30, 2016
	Total revenues	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating loss from continuing operations	Operating margin %	Other non-operating expense, net	Loss from continuing operations before income tax	Income tax benefit	Effective tax rate	Income from continuing operations	Discontinued operations, net of tax	Net loss attributable to Endo International plc (16)	Diluted earnings per share (17)
Reported (GAAP)	$2,768,761	$1,878,395	$890,366	32%	$1,067,322	39%	$(176,956)	(6)%	$341,298	$(518,254)	$(627,807)	121%	$109,553	$(118,747)	$(9,210)	$0.49
Items impacting comparability:
Amortization of intangible assets (1)	—	(636,061)	636,061		—		636,061		—	636,061	—		636,061	—	636,061	2.84
Inventory step-up and other costs savings (2)	—	(110,437)	110,437		(1,350)		111,787		—	111,787	—		111,787	—	111,787	0.50
Upfront and milestone-related payments (3)	—	(1,973)	1,973		(3,902)		5,875		—	5,875	—		5,875	—	5,875	0.03
Inventory reserve increase from restructuring (4)	—	(24,592)	24,592		—		24,592		—	24,592	—		24,592	—	24,592	0.11
Royalty obligations (5)	—	7,750	(7,750)		—		(7,750)		—	(7,750)	—		(7,750)	—	(7,750)	(0.03)
Separation benefits and other restructuring (6)	—	(19,394)	19,394		(26,426)		45,820		—	45,820	—		45,820	—	45,820	0.21
Charges for litigation and other legal matters (8)	—	—	—		(28,715)		28,715		—	28,715	—		28,715	—	28,715	0.13
Asset impairment charges (9)	—	—	—		(263,080)		263,080		—	263,080	—		263,080	—	263,080	1.18
Acquisition-related and integration costs (10)	—	—	—		(55,422)		55,422		—	55,422	—		55,422	—	55,422	0.25
Fair value of contingent consideration (11)	—	—	—		(24,779)		24,779		—	24,779	—		24,779	—	24,779	0.11
Non-cash and penalty interest charges (12)	—	—	—		—		—		(4,092)	4,092	—		4,092	—	4,092	0.02
Other (13)	—	—	—		—		—		5,437	(5,437)	—		(5,437)	—	(5,437)	(0.02)
Tax adjustments (14)	—	—	—		—		—		—	—	637,998		(637,998)	—	(637,998)	(2.87)
Exclude discontinued operations, net of tax (15)	—	—	—		—		—		—	—	—		—	118,747	118,747	—
After considering items (non-GAAP)	$2,768,761	$1,093,688	$1,675,073	60%	$663,648	24%	$1,011,425	37%	$342,643	$668,782	$10,191	2%	$658,591	$—	$658,575	$2.95

Nine Months Ended September 30, 2015
	Total revenues	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating loss from continuing operations	Operating margin %	Other non-operating expense, net	Loss from continuing operations before income tax	Income tax benefit	Effective tax rate	Loss from continuing operations	Discontinued operations, net of tax	Net loss attributable to Endo International plc (16)	Diluted loss per share (17)
Reported (GAAP)	$2,195,021	$1,265,583	$929,438	42%	$1,659,400	76%	$(729,962)	(33)%	$354,674	$(1,084,636)	$(340,528)	31%	$(744,108)	$(632,624)	$(1,376,579)	$(3.96)
Items impacting comparability:
Amortization of intangible assets (1)	—	(333,759)	333,759		—		333,759		—	333,759	—		333,759	—	333,759	1.76
Inventory step-up and other costs savings (2)	—	(131,783)	131,783		—		131,783		—	131,783	—		131,783	—	131,783	0.69
Upfront and milestone-related payments (3)	—	(5,866)	5,866		(8,197)		14,063		—	14,063	—		14,063	—	14,063	0.07
Separation benefits and other restructuring (6)	—	(906)	906		(69,350)		70,256		—	70,256	—		70,256	—	70,256	0.36
Acceleration of Auxilium employee equity awards (7)	—	—	—		(37,603)		37,603		—	37,603	—		37,603	—	37,603	0.20
Charges for litigation and other legal matters (8)	—	—	—		(19,875)		19,875		—	19,875	—		19,875	—	19,875	0.11
Asset impairment charges (9)	—	—	—		(1,000,850)		1,000,850		—	1,000,850	—		1,000,850	—	1,000,850	5.31
Acquisition-related and integration costs (10)	—	—	—		(134,778)		134,778		—	134,778	—		134,778	—	134,778	0.71
Fair value of contingent consideration (11)	—	—	—		83,601		(83,601)		—	(83,601)	—		(83,601)	—	(83,601)	(0.44)
Non-cash and penalty interest charges (12)	—	—	—		—		—		(6,302)	6,302	—		6,302	—	6,302	0.02
Other (13)	—	—	—		(800)		800		(101,864)	102,664	—		102,664	—	102,664	0.55
Tax adjustments (14)	—	—	—		—		—		—	—	398,419		(398,419)	—	(398,419)	(2.12)
Exclude discontinued operations, net of tax (15)	—	—	—		—		—		—	—	—		—	675,998	675,998	—
After considering items (non-GAAP)	$2,195,021	$793,269	$1,401,752	64%	$471,548	21%	$930,204	42%	$246,508	$683,696	$57,891	8%	$625,805	$43,374	$669,332	$3.26

Notes to the reconciliation of certain line items included in the GAAP Statements of Operations to the Non-GAAP line items are as follows:

(1)	Adjustments for amortization of commercial intangible assets included the following:

	Nine Months Ended September 30,
	2016	2015
Amortization of intangible assets excluding fair value step-up from contingent consideration	$606,090	$314,179
Amortization of intangible assets related to fair value step-up from contingent consideration	29,971	19,580
Total	$636,061	$333,759

(2)	Adjustments for inventory step-up and other cost savings included the following:

	Nine Months Ended September 30,
	2016		2015
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Fair value step-up of inventory sold	$99,099	$957	$122,714	$—
Excess manufacturing costs that will be eliminated pursuant to integration plans	11,338	393	9,069	—
Total	$110,437	$1,350	$131,783	$—

(3)	Adjustments for upfront and milestone-related payments to partners included the following:

	Nine Months Ended September 30,
	2016		2015
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based milestones	$1,973	$—	$5,866	$—
Development-based milestones	—	3,902	—	8,197
Total	1,973	3,902	5,866	8,197

(4)	To exclude charges due to increases of excess inventory reserves related to the 2016 U.S. Generic Pharmaceuticals restructuring initiative.

(5)	To adjust for the reversal of the remaining Voltaren® Gel minimum royalty obligations as a result of a generic entrant.

(6)	Adjustments for separation benefits and other restructuring included the following:

	Nine Months Ended September 30,
	2016		2015
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Separation benefits	$11,969	$18,008	$906	$58,348
Accelerated depreciation and product discontinuation charges	7,425	2,803	—	8,320
Other	—	5,615	—	2,682
Total	$19,394	$26,426	$906	$69,350

(7)	To exclude the acceleration of Auxilium employee equity awards at closing of acquisition.

(8)	To exclude litigation settlement charges.

(9)
To exclude asset impairment charges. During the nine months ended September 30, 2016 we recorded pre-tax, non-cash impairment charges of $263.1 million as a result of a charge of $72.8 million in our U.S. Branded Pharmaceuticals segment relating to our Sumavel® DosePro® product, which resulted from unfavorable formulary changes and a downturn in its performance, a $16.2 million charge on a definite-lived intangible asset in our International Pharmaceuticals segment relating to a third quarter 2016 decision not to pursue commercialization of a product in certain international markets, a $69.0 million charge due to certain market conditions impacting the commercial potential of certain intangible assets in our U.S. Generic Pharmaceuticals segment, a $100.3 million charge related to the 2016 U.S. Generic Pharmaceuticals restructuring initiative, which resulted from the discontinuation of certain commercial products and the abandonment of certain IPR&D projects. During the nine months ended September 20, 2015, we recorded pre-tax, non-cash impairment charges of $1.0 billion as a result of a third quarter 2015 provisional impairment charge of $680.0 million, representing the difference between the estimated implied fair value of the former UEO reporting unit’s goodwill and its respective net book value, $313.1 million on certain intangible assets primarily from our U.S. Branded Pharmaceuticals and U.S. Generic Pharmaceuticals segments, and $7.0 million on certain leasehold improvements associated with Auxilium’s former headquarters.

(10)	Adjustments for acquisition and integration items primarily relate to various acquisitions, including Par Pharmaceuticals and Auxilium Pharmaceuticals, and included the following:

	Nine Months Ended September 30,
	2016	2015
Integration costs (primarily third-party consulting fees)	$38,311	$23,356
Transaction costs	—	90,583
Transition services	9,729	12,911
Other	7,382	7,928
Total	$55,422	$134,778

(11)	To exclude the impact of the change in fair value of contingent consideration resulting from certain market conditions impacting the commercial potential of the underlying products.

(12)	Adjustments to interest charges included the following:

	Nine Months Ended September 30,
	2016	2015
Penalty interest charges	$4,092	$4,670
Non-cash interest expense related to our 1.75% Convertible Senior Subordinated Notes	—	1,632
Total	$4,092	$6,302

(13)	Adjustments to other included the following:

	Nine Months Ended September 30,
	2016		2015
	Operating expenses	Other non-operating expenses	Operating expenses	Other non-operating expenses
Costs associated with unused financing commitments	$—	$—	$800	$78,352
Other than temporary impairment of equity investment	—	—		18,869
Foreign currency impact related to the re-measurement of intercompany debt instruments	—	1,558	—	(23,991)
Loss on extinguishment of debt	—	—		41,889
Other miscellaneous expense (income)	—	(6,995)	—	(13,255)
Total	$—	$(5,437)	$800	$101,864

(14)
During the third quarter of 2016, Endo completed a legal entity reorganization that moved the Generics business to a new U.S. holding company structure that is separate from the legacy Branded business structure. The reorganization also provides operating flexibility and benefits and reduces the potential impact related to any future limits that could apply to the use of tax attributes by utilizing most of the Company’s attributes to offset the gain in the intercompany sale that stepped-up the tax basis of the U.S. Generics business assets. The utilization of acquired attributes in the reorganization would have had an unfavorable impact of $157 million on our full-year 2016 adjusted tax expense under Endo’s non-GAAP policy prior to the adoption of the SEC’s updated guidance on Non-GAAP measures (see below). The elimination of this acquired attribute benefit was largely offset by an improved mix of jurisdictional adjusted pre-tax income resulting primarily from the reorganization. The reorganization also gave rise to a discrete GAAP tax benefit of $635 million arising from outside basis differences. This benefit has been excluded from our adjusted effective tax rate in accordance with our policy.

Separately, as a result of the SEC’s updated guidance on Non-GAAP measures issued in May 2016, Endo is no longer excluding the non-cash deferred tax expense associated with acquired attributes in our adjusted income tax expense. This change has no impact on Endo’s historic or forward looking GAAP tax or cash tax profile. Additionally, as we have utilized substantially all of our acquired attributes through the recent legal entity reorganization, our change in policy is not expected to have a material impact on our 2016 and forward looking adjusted tax rate. The following table presents the impact of our change in policy on Adjusted Diluted EPS from Continuing Operations for each relevant period of 2015 and 2016:

	Three Months Ended March 31, 2015	Three Months Ended June 30, 2015	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2015	Three Months Ended December 31, 2015	Twelve Months Ended December 31, 2015	Three Months Ended March 31, 2016

Adjusted Diluted EPS from Continuing Operations - As Previously Reported	1.17	1.08	1.02	3.26	1.36	4.66	1.08
Amount attributable to the change in approach to Non-GAAP income taxes	(0.11)	(0.09)	(0.16)	(0.36)	(0.18)	(0.56)	(0.16)
Adjusted Diluted EPS from Continuing Operations - As Revised	1.06	0.99	0.86	2.90	1.18	4.10	0.92

*Amounts in the table above may not add due to rounding

(15)	To exclude the results of the Astora business reported as discontinued operations, net of tax.

(16)	This amount includes noncontrolling interests of $16 and $(153) for the nine months ended September 30, 2016 and 2015, respectively.

(17)
Calculated as income (loss) from continuing operations divided by the applicable weighted average share number. The applicable weighted average share number for the nine months ended September 30, 2016 is 223,060 for both the GAAP and non-GAAP EPS calculations. The applicable weighted average share number for the nine months ended September 30, 2015 is 188,085 and 192,144 for the GAAP and non-GAAP EPS calculations, respectively.

Reconciliation of Projected GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share Guidance for 2016

	Year Ending
	December 31, 2016
Projected GAAP diluted earnings per share	$0.98	to	$1.28
Amortization of commercial intangible assets		3.71
Inventory step-up		0.56
Acquisition related, integration and restructuring charges and certain excess costs that will be eliminated pursuant to integration plans		0.77
Asset impairment charges		1.18
Charges for litigation and other legal matters		0.13
Tax effect of pre-tax adjustments at applicable tax rates		(2.83)
Diluted earnings per share guidance	$4.50	to	$4.80
The Company's guidance is being issued based on certain assumptions including:

•	Certain of the above amounts are based on estimates and there can be no assurance that Endo will achieve these results.

•	Includes all completed business development transactions as of November 8, 2016.

ENDO INTERNATIONAL PLC
Reconciliation of GAAP and Non-GAAP Financial Measures
For the Twelve Months Ended September 30, 2016
(UNAUDITED)
(In thousands)

Twelve Months Ended September 30, 2016
Net (loss) income	$(127,673)
Income tax	(1,424,744)
Interest expense, net	463,914
Depreciation and amortization	946,585
EBITDA	$(141,918)

Inventory step-up	$229,468
Other expense, net	1,504
Loss on extinguishment of debt	25,595
Stock-based compensation	58,435
Asset impairment charges	402,939
Acquisition-related and integration items	134,274
Certain litigation-related charges, net	45,922
Upfront and milestone payments to partners	7,967
Separation benefits and other cost reduction initiatives	125,563
Other income	(7,750)
Discontinued operations, net of tax	681,049
Net income attributable to noncontrolling interests	(114)
Adjusted EBITDA	$1,562,934

Calculation of Net Debt:
Debt	8,294,868
Cash (excluding Restricted Cash)	561,577
Net Debt	$7,733,291

Calculation of Net Debt Leverage:
Net Debt Leverage	4.9

Non-GAAP Financial Measures
The Company utilizes certain financial measures that are not prescribed by or prepared in accordance with accounting principles generally accepted in the U.S. (GAAP). These Non-GAAP financial measures are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted earnings per share amounts. Despite the importance of these measures to management in goal setting and performance measurement, we stress that these are Non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, Non-GAAP adjusted EBITDA and Non-GAAP adjusted net income and its components (unlike U.S. GAAP net income and its components) may not be comparable to the calculation of similar measures of other companies. These Non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance. See Endo's Current Report on Form 8-K furnished today to the Securities and Exchange Commission for an explanation of Endo's non-GAAP financial measures.
About Endo International plc
Endo International plc (NASDAQ: ENDP) (TSX: ENL) is a global specialty pharmaceutical company focused on improving patients' lives while creating shareholder value. Endo develops, manufactures, markets and distributes quality branded and generic pharmaceutical products as well as over-the-counter medications though its operating companies. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to the statements by Mr. Campanelli and other statements regarding product development, market potential, corporate strategy, optimization efforts and restructurings, expected growth and regulatory approvals, as well as Endo’s earnings per share amounts, product net sales, revenue forecasts and any other statements that refer to Endo’s expected, estimated or anticipated future results. Because forecasts are inherently estimates that cannot be made with precision, Endo’s performance at times differs materially from its estimates and targets, and Endo often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Endo will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Endo.
All forward-looking statements in this press release reflect Endo’s current analysis of existing trends and information and represent Endo’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Endo’s businesses, including, among other things, the following: changing competitive, market and regulatory conditions; Endo’s ability to obtain and maintain adequate protection for its intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigation, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Endo’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, political instability, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, fluctuations or devaluations in the value of sovereign government debt, as well as the general impact of continued economic volatility, can materially affect Endo’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Endo expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.

Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Endo, as well as Endo’s public periodic filings with the U.S. Securities and Exchange Commission and with securities regulators in Canada, including the discussion under the heading "Risk Factors" in Endo’s 2015 Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Endo’s press releases and additional information about Endo are available at www.endo.com or you can contact the Endo Investor Relations Department by calling 484-216-0000.
SOURCE Endo International plc
Investors/Media: Keri P. Mattox, (484) 216-7912; Media: Heather Zoumas-Lubeski, (484) 216-6829
#####